Exhibit 99.2

FOR IMMEDIATE RELEASE

Forum Energy Technologies Announces the Acquisition of Moffat 2000 and the Closing of Two Other Acquisitions

HOUSTON, Texas, July 15, 2013 – Forum Energy Technologies, Inc. (NYSE: FET) announced today that it acquired Moffat 2000 Ltd. (“Moffat”), a leading manufacturer of subsea pipeline inspection gauge launching and receiving systems, and subsea connectors. Moffat is based in Newcastle, England.

Cris Gaut, Forum’s Chairman and Chief Executive Officer, commented, “Moffat is a complementary addition to our Subsea Technologies’ product offering. Moffat’s products are key components in subsea pipeline infrastructure projects and are sold to first tier subsea construction companies, which comprise the existing customer base of our remotely operated vehicle business. We see an opportunity to increase Moffat’s revenues by leveraging Forum’s global sales and distribution network and by increasing the product offering to Moffat’s customers for subsea construction projects. We welcome all of the employees of Moffat to the Forum family.”

John Thompson, Managing Director of Moffat, commented, “We believe the acquisition by Forum will facilitate our growth plans globally. We currently deliver approximately 80% of our equipment to Europe, the Middle East and Africa. We realize there are untapped opportunities for us in other geographic areas where Forum has a presence, most notably the Gulf of Mexico, Southeast Asia and Brazil. Moffat has a fantastic workforce that I would like to thank for building our strong reputation for reliable and timely delivery of complex subsea projects. Being part of Forum will provide new opportunities for our employees as Moffat steps up to the next level of growth.”

On July 1, 2013, Forum also closed the previously announced acquisition of Blohm + Voss Oil Tools, and the joint purchase of Global Tubing in partnership with Quantum Energy Partners. The current annualized aggregate operating income contribution to Forum of the three acquisitions is approximately $32 million.

Forum Energy Technologies, Inc., headquartered in Houston, Texas, is a global provider of manufactured technologies and applied products to the energy industry. Forum’s over 3,500 employees provide the products and technologies essential to solving the increasingly complex challenges of the subsea, drilling, completion, and production sectors of the oil and gas industry. For more information, please visit www.f-e-t.com.

Forward Looking Statements and Other Legal Disclosure
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the company, including any statement about the company's future financial position, liquidity and capital resources, operations, performance, acquisitions, returns, capital expenditure budgets, new product development activities, costs and other guidance included in this press release.

These statements are based on certain assumptions made by the company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Among other things, these include the volatility of oil and natural gas prices, oilfield development activity levels, the availability of raw materials and specialized equipment, the company's ability to deliver backlog in a timely fashion, the availability of skilled and qualified labor, competition in the oil and gas industry, governmental regulation and taxation of the oil and natural gas industry, the company's ability to implement new technologies and services, the availability and terms of capital, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the company's business, and other important factors that could cause actual results to differ materially from those projected as described in the company's filings with the Securities and Exchange Commission.

Any forward-looking statement speaks only as of the date on which such statement is made and the company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Contact
Mark Traylor
Vice President, Investor Relations and Planning
281.368.1108
mark.traylor@f-e-t.com

Media Contact
Donna Smith
Director, Marketing & Communications
281.949.2514
donna.smith@f-e-t.com